UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

mPHASE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9841 Washington Boulevard, #200

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Chief Executive Officer’s Amendment to Employment Agreement.

On January 19, 2022, mPhase Technologies, Inc. (the “Company”), pursuant to the approval of its Board of Directors (the “Board”), entered into an amended and restated employment agreement with Anshu Bhatnagar, Chief Executive Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Mr. Bhatnagar dated January 11, 2019 (collectively, the “Bhatnagar Amended Employment Agreement”). The Bhatnagar Amended Employment Agreement, which becomes effective retroactively as of January 1, 2022 (the “Effective Date”) provides for an increase to Mr. Bhatnagar’s annual cash base salary to $600,000. Further, Mr. Bhatnagar is eligible to receive additional increases to base salary, to be determined in the sole discretion of the Company’s Board, which allow for increase in base salary as follows: base salary shall increase to $700,000.00 on the first anniversary of the effective date of the Amended Employment Agreement; and base salary shall increase to $800,000.00 on the second anniversary of the effective date of the Amended Employment Agreement. Additionally, the Amended Employment Agreement provides that Mr. Bhatnagar shall also be entitled to receive stock-based compensation in the form of in shares of common stock of the Company, and an annual cash bonus of up to 100% of base salary, which shall be determined by the Board. The Term of the Bhatnagar Amended Employment Agreement shall expire on December 31, 2032.

Chief Financial Officer’s Amendment to Employment Agreement.

On January 19, 2022, the Company, pursuant to the approval of the Board, entered into an amended and restated employment agreement with Angelia Hrytsyshyn, Chief Financial Officer of the Company, modifying the terms of the Employment Agreement entered into between the Company and Ms. Hrytsyshyn dated November 16, 2021 (collectively, the “Hrytsyshyn Amended Employment Agreement”). The Hrytsyshyn Amended Employment Agreement, which becomes effective January 21, 2022 provides for an increase to Ms. Hrytsyshyn’s annual cash base salary to $250,000. Further, Ms. Hrytsyshyn is eligible to receive an annual performance-based cash bonus equal to 50% of base salary. The Term of the Hrytsyshyn Amended Employment Agreement shall be “at will” and can be terminated by the Company or Ms. Hrytsyshyn at any time for any reason provided that Ms. Hrytsyshyn may not voluntarily terminate the agreement without thirty (30) days prior written notice delivered to the Company.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Bhatnagar Amended Employment Agreement and the Hrytsyshyn Amended Employment Agreement, and such descriptions are qualified in their entirety by reference to the full text of such agreements, which are filed hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Director Appointment

On January 19, 2022, the Board appointed Mr. James F. Engler as a member of the Board (the “Appointment”). Mr. Engler will serve as a non-executive director of the Company.

James F. Engler, 39, Director

James F. Engler, Jr., age 39, is currently Vice President – Chief Financial Officer of Rosemore Inc., a privately held investment management firm. Mr. Engler has 3 years of experience in Energy and Investment Management senior management following a 15-year career in public accounting. Previously, he was a senior manager at PricewaterhouseCoopers LLP serving large SEC filers and private companies in the power and utility industry. He has an undergraduate degree from Towson University and is a Certified Public Accountant.

The Board believes that Mr. Engler’s experience in financial leadership roles makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Engler does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Engler reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with the Appointment, the Company and Mr. Engler entered into a director agreement (“Form of Director Agreement”) whereby, as compensation for his services as a member of the Board, Mr. Engler shall receive 200,000 shares of the Company’s common stock options, par value $0.01 per share (the “Director Options”) and will vest monthly over three years that Mr. Engler serves as Director. Additionally, Mr. Engler shall be paid an annual fee of $50,000, to be paid $12,500 per quarter, as compensation for his services as a Director of the Company. It was further agreed that until the Company has raised $10 million, or within the first six months, whichever comes first, the Company will pay the annual compensation through the issuance of restricted shares of Company’s common stock in lieu of cash consideration. So long as Mr. Engler serves as a member of any committee of the Board, the amount of quarterly fee shall be increased by $1,250. Further, the Company has awarded Mr. Engler 200,000 cashless common stock options to be vested in accordance with a set monthly schedule.

Additionally, pursuant to the approval of the Board, each independent director’s existing director agreement will be amended such that each independent director will receive compensation on the same terms as set forth in the Form of Director Agreement.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Form of Director Agreement, and such description is qualified in its entirety by reference to the full text of the Form of Director Agreement, which is filed hereto as Exhibit 10.5 and incorporated herein by reference.

Appointment to Committees

On January 20, 2022, the Company’s Board ratified and approved the establishment of the Audit Committee, Compensation Committee, and Nominating and Governance Committee as committees of the Board, the adoption of the charters for such committees and the appointment of the Company’s directors to such committees.

The Board appointed Chester White, Thomas Fore, and James Engler to serve on the Audit Committee of the Board of Directors of the Company, with Mr. Engler serving as the Chair of the Audit Committee.

The Board appointed Thomas Fore, James Engler and Suhas Subramanyam to serve on the Compensation Committee of the Board of Directors of the Company, with Mr. Fore serving as the Chair of the Compensation Committee.

The Board appointed Suhas Subramanyam, James Engler and Thomas Fore to serve on the Nominating and Corporate Governance Committee of the Board of Directors of the Company, with Mr. Subramanyam serving as the Chair of the Nominating and Corporate Governance Committee.

The Company’s respective charters of each of the Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, are attached hereto as Exhibit 3.01, Exhibit 3.02, and Exhibit 3.03, and is incorporated herein by reference.

Item 8.01 Other Events.

On January 20, 2022, the Company issued a press release titled “mPhase Names Financial Industry Veteran James Engler, Jr to its Board of Directors.” A copy of the press release is filed hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.01	Audit Committee Charter*
3.02	Compensation Committee Charter*
3.03	Nominating and Corporation Governance Committee Charter*
10.1	Employment Agreement dated as of January 11, 2019 between the Company and Anshu Bhatnagar. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed January 14, 2019).
10.2	Employment Agreement between Company and Angelina Hrytsyshyn dated November 16, 2021 (Incorporated by reference to Exhibit 10.2 to Form 10-Q filed November 22, 2021)
10.3	Amended and Restated Employment Agreement between the Company and Anshu Bhatnagar*
10.4	Amended and Restated Employment Agreement between the Company and Angelia Hrytsyshyn*
10.5	Form of Director Agreement*
99.1	Press Release titled “mPhase Names Financial Industry Veteran James Engler, Jr. to its Board of Directors” filed on January 20, 2022*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

mPhase Technologies, Inc.

Date: January 25, 2022	By:	/s/ Anshu Bhatnagar
	Name:	Anshu Bhatnagar
	Title:	Chief Executive Officer